Number 1

1,000 shares

Anson Savings Bank, Inc.

     This certifies that Anson Bancorp, Inc. is the owner of One Thousand (1,000) fully paid and nonassessable shares of common stock, no par value per share, of Anson Savings Bank, Inc., transferable only on the books of the Corporation by the holder hereof in person, or by Attorney upon surrender of this Certificate properly endorsed.

     The security evidenced by this Certificate is not a deposit account or savings account and is not federally insured or guaranteed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duty authorized officers, and its Corporate Seal to be hereunto
affixed this         day of          A.D. 1998.



______________________                            ________________________
Secretary                                         President

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                          [CERTIFICATE APPEARS HERE]


     For Value Received,       hereby sell, assign, and transfer unto

Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.
     Dated                19
          The presence of


Notice: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular instance without alteration or enlargement, or any change whatever.

                              Anson Bancorp, Inc.

Incorporated under the laws             See reverse side for certain definitions
of the State of North Carolina                         CUSIP 036389104

This is to Certify That ___________________________



is the owner of ___________________________________

     Fully paid and non-assessable shares of the common stock, no par value, of Anson Bancorp, Inc. transferable only on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. The security evidenced by this Certificate is not a deposit account or savings account and is not federally insured or guaranteed. See reverse side for certain definitions and information.

     This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

     Dated:

     Veda H. Edwards                         Gene Ward
     ---------------                         ---------
     Secretary                               President

                             ANSON BANCORP, INC.

     Keep this certificate in a safe place, if it is lost, stolen or destroyed, the Corporation will require a Bond of Indemnity as a condition to the issuance of a replacement certificate.

     The Corporation will furnish to any stockholder upon request and without charge a copy of the Articles of Incorporation and Bylaws of the Corporation, which set forth certain other provisions with respect to acquisition of shares of the Corporation, as well as a description of the Corporation's authorized common and preferred stock and other provisions affecting stockholder rights and corporate governance.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to appellable laws or regulations.

TEN COM - as tenants in common               UNIF GIFT MIN ACT-(Customer)
                                                                --------
TEN ENT - as tenants by the entireties       Custodian (Minor) under Uniform
                                                        -----
JT TEN  - as joint tenants with right        Gifts to Minors Act (State).
                                                                  -----
          of survivorship and not as
          tenants in common.

Additional abbreviations may also be used though not in the above list.

For value received,           hereby sell, assign, and transfer unto
(please insert social security or other identifying number of assigner)

(please print or typewrite name and address including zip code or assignee)


shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within named
Corporation with full power of substitution in the premises.

Dated:

          NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular instance without alteration or enlargement or any change whatever.


SIGNATURE(S) GUARANTEED:
                         The signature(s) should be guaranteed by an Eligable
Guardian Institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with Membership in an Approved Signature Guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad.15


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      AMERICAN BANKNOTE COMPANY          Production Coordinator - Christine Smith:- 216-830-2103
        980 Blair Mill Road                           Proof of March 10, 1998
         Horsham, Pa. 19044                                     Anson
            210-087-3480                                       H-557606K

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Sales Person    A. Hobbs - 404-625-1455   Opr               JW              NEW
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   /Net/Banknote/Home 49/ANSON55760               /net/banknote/home49/A
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